LH01-025B                                                               05/02/01


                                 AMENDMENT NO. 2

The Automatic Coinsurance Universal Life Reinsurance Agreement (Document No. L96-0317/Fremont UL Plans) of December 31, 1995, between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas and GREAT SOUTHERN LIFE INSURANCE COMPANY a Texas corporation with executive offices in Kansas City, Missouri as successor in interest with respect to the policies by way of assumption reinsurance with Fremont Life Insurance Company, is hereby amended as follows:

I. Effective July 1, 1996, the Corporation will cease to be obligated under this agreement for the expense commission shown in Item 9 of the Schedule (this item was relocated to the Investment Management Agreement (Ohio Life and Fremont Business) of October 2, 1995).

II.      Effective October 1, 2000:

A. The last paragraph is deleted from Article VI and the following paragraph is substituted therefor:

                           The term "Escrow Account" means the funds pertaining to this agreement and the Annuity Treaty held by the State Street Bank and Trust Company pursuant to its Custodian Agreement (formerly Fremont Business/now Contingent Americo Assets) of January 14, 2000 with the Corporation and The College Life Insurance Company (or its successor).

B. Article XVIII is deleted and the following Article XVIII is substituted therefor:

                                                           ARTICLE XVIII

                           ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of either party's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another company or otherwise, shall be binding upon the other party, provided that this article does not apply to the assignment the Corporation will make during or after 2003 of its interest and liabilities as the reinsurer to Great Southern Life Insurance Company (or its designated affiliate), but only if The College Life Insurance Company of America (or its successor or designated affiliate) is then assuming the policies from the Corporation on a 100% coinsurance basis.

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.


 GREAT SOUTHERN LIFE                         EMPLOYERS REASSURANCE
 INSURANCE COMPANY                           CORPORATION


By:__________________________________        By:_______________________________

Title:________________________________       Title:____________________________

Date:________________________________        Date:_____________________________